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        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]

                                                                       Exhibit 9
February 25, 2000

Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

I have acted as counsel to Providentmutual Life and Annuity Company of America (the "Company"), a Delaware insurance company, and Providentmutual Variable Annuity Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of flexible premium variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including pre-effective amendment number one to the Form N-4 registration statement (File No. 333-90081)) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

          1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Delaware and is duly authorized to by the Insurance Department of the State of Delaware to issue the Contracts.

          2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 2932 of Title 18 of the Delaware Insurance Code.

          3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

          4. The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to pre-effective amendment number one to the Form N-4 registration statement for the Contracts and the Account.

 Sincerely,

/s/ James G. Potter
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James G. Potter, Jr.
Secretary and Legal Officer